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                         HEALTHCARE SERVICES GROUP, INC.

                     ANNOUNCES FOURTH QUARTER 2004 DIVIDEND


Bensalem, PA - January 19, 2005- Healthcare Services Group, Inc. (NASDAQ-HCSG)

         Our Board of Directors has declared a fourth quarter 2004 dividend of $.09 per common share, payable on February 11, 2005 to shareholders of record at the close of business January 28, 2005. This dividend represents a 13% increase over the dividend declared for the third quarter and is the seventh consecutive quarterly dividend payment, as well as the sixth consecutive increase since we have initiated a quarterly dividend payment in 2003.

         The Company has a Dividend Reinvestment Plan available for shareholders to apply their dividends to the purchase of the Company's common stock.

         The Company intends to release its results for the three months (unaudited) and year ended (audited) December 31, 2004 during the week of February 21, 2005.

         The Company announced that it will make a presentation on February 14, 2005 at 8:30 AM regarding the Company at the "UBS Warburg Global Healthcare Services Conference" in New York City. Additionally, this presentation is being audio webcast at www.ibb.ubs.com.

FORWARD LOOKING STATEMENTS/RISK FACTORS
Certain matters discussed may include forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such risks and uncertainties include, but are not limited to, risks arising from the Company providing its services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one

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Corporate Office: 3220 Tillman Drive o Glenview Corporate Center o Suite 300 o Bensalem, PA 19020
                  (215) 699-4274 o (800) 523-2248 o Fax: (215) 639-2152 o http://www.hcsgcorp.com
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Dividend Announcement Release                                        Page 2 of 3
January 19, 2005


client accounting for approximately 20% of revenues in 2004; our claims' experience related to workers' compensation and general liability insurance; the effects of changes in laws and regulations governing the industry and risk factors described in our most recent Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003 in Part I thereof under "Government Regulation of Clients", "Competition" and "Service Agreements/Collections". Many of our clients' revenues are highly reliant on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of the Prospective Payment System. That change, and lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or adversely modify legislation related to reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from clients, have resulted in and could continue to result in significant additional bad debts in the near future. Additionally, our operating results would also be adversely affected if unexpected increases in costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to our clients.

         In addition, we believe that to further improve our future financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel



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Dividend Announcement Release                                       Page 3 of 3
January 19, 2005


is an important factor impacting future operating results and successfully executing projected growth strategies.

         Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.


Company  Contacts:
Daniel P. McCartney                        Thomas Cook
Chairman and Chief Executive Officer       President and Chief Operating Officer
215-639-4274                               215-639-4274